thredUP Announces Second Quarter 2022 Results
•Quarterly revenue of $76.4 million, representing 27% growth year-over-year.
•Second quarter gross margin of 68.9% and gross profit growth of 19% year-over-year. Record gross margins in our US business of 74.2%.
•Active Buyers of 1.7 million and Orders of 1.7 million in Q2 2022, representing growth of 29% and 40% year-over-year, respectively.
•Published the 10th Annual Resale Report in May, revealing that the U.S. secondhand market is projected to more than double by 2026, reaching $82 billion.
Oakland, CA – August 15, 2022 – ThredUp Inc. (Nasdaq: TDUP), one of the largest online resale platforms for women’s and kids’ apparel, shoes, and accessories, announced today its financial results for the second quarter ended June 30, 2022.
“Demonstrating the flexibility of our model to navigate a highly dynamic environment, we are extremely proud of our Q2 results," said thredUP CEO and co-founder James Reinhart. "As our consumer is faced with an uncertain economic environment and rising costs, we are focused on the variables within our control. We believe our model is uniquely positioned to weather macroeconomic volatility, and are confident that as we re-evaluate our cost base, we can make progress towards profitability and continue to strengthen our position in the growing resale market.”
Second Quarter 2022 Financial Highlights
•Revenue: Total revenue of $76.4 million, an increase of 27% year-over-year.
•Gross Profit and Gross Margin: Gross profit totaled $52.6 million, representing growth of 19% year-over-year. Gross margin was 68.9% as compared to 73.6% in the second quarter last year.
•Net Loss: GAAP net loss was $28.4 million, or 37.2% of revenue, for the second quarter 2022, compared to a GAAP net loss of $14.4 million, or 24.0% of revenue, for the second quarter 2021.
•Adjusted EBITDA and EBITDA Margin: Adjusted EBITDA loss was $13.5 million, or 17.7% of revenue, for the second quarter 2022, compared to the Adjusted EBITDA loss of $9.0 million, or 15.1% of revenue, for the second quarter 2021.
•Active Buyers and Orders: Active Buyers of 1.7 million and Orders of 1.7 million growing 29% and 40%, respectively, over the comparable quarter last year.
Recent Business Highlights
•Resale-as-a-Service® (“RaaS®”): thredUP continues to expand its RaaS program with new clients, including Tommy Hilfiger, PacSun, Bernardo, Ozma, and Oak + Fort.

•Published 10th Annual Resale Report: thredUP released the results of the 2022 Resale Report, showing that the U.S. secondhand market is projected to more than double by 2026, reaching $82 billion. The 10th annual study also includes global market sizing for the first time, a one-time section exploring inflation’s impact on the consumer, and a 10-year anniversary lookback on the last decade in resale.
•Bolstered executive leadership: Noelle Sadler joined as Chief Marketing Officer, bringing extensive ecommerce marketing and merchandising experience to thredUP.
•Founding member of American Circular Textiles (“ACT”) policy group: In partnership with 10 other members of the circular fashion industry, thredUP is a founding member of the ACT policy group, an organization intent on bringing together fashion’s circular community to develop policy around textile recovery and reuse.
Financial Outlook
For the third quarter 2022, thredUP expects:
•Revenue in the range of $64 million to $66 million
•Gross margin in the range of 65% to 67%
•Adjusted EBITDA margin loss in the range of 18% to 16%
For the fourth quarter 2022, thredUP expects:
•Revenue in the range of $70 million to $72 million
•Gross margin in the range of 64% to 66%
•Adjusted EBITDA margin loss in the range of 10% to 8%
For the full fiscal year 2022, thredUP expects:
•Revenue in the range of $283 million to $287 million
•Gross margin in the range of 67% to 69%
•Adjusted EBITDA margin loss in the range of 16% to 15%
Conference Call and Webcast Information
•Conference Call: The live call is accessible in the U.S. and Canada at +1 888-394-8218 (code 5070223) and outside of the U.S. and Canada at +1 646-828-8193 (code 5070223).
•Webcast: The live and archived webcast and related earnings materials will be available at thredUP’s investor relations website: ir.thredup.com.

ThredUp Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	June 30,	As of	December 31,
	2022		2021
	(in thousands, except par value amounts)
ASSETS
Current assets:
Cash and cash equivalents	$52,197		$84,550
Marketable securities	96,326		121,277
Accounts receivable, net	3,368		4,136
Inventory, net	13,941		9,825
Other current assets	11,862		8,625
Total current assets	177,694		228,413
Operating lease right-of-use assets	49,420		39,340
Property and equipment, net	84,045		55,466
Goodwill	11,312		12,238
Intangible assets	11,522		13,854
Other assets	11,905		11,515
Total assets	$345,898		$360,826
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,183		$13,336
Accrued and other current liabilities	48,590		45,253
Seller payable	22,564		19,125
Operating lease liabilities, current	5,014		3,931
Current portion of long-term debt	7,791		7,768
Total current liabilities	100,142		89,413
Operating lease liabilities, non-current	51,497		36,997
Long-term debt, net of current portion	23,705		27,559
Other non-current liabilities	2,625		1,123
Total liabilities	177,969		155,092
Commitments and contingencies
Stockholders’ equity:
Common stock	10		10
Additional paid-in capital	537,760		522,161
Accumulated other comprehensive loss	(5,391)		(1,094)
Accumulated deficit	(364,450)		(315,343)
Total stockholders’ equity	167,929		205,734
Total liabilities and stockholders’ equity	$345,898		$360,826

ThredUp Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(in thousands, except per share amounts)
Revenue:
Consignment	$48,536	$48,597	$95,971	$93,285
Product	27,885	11,362	53,145	22,354
Total revenue	76,421	59,959	149,116	115,639
Cost of revenue:
Consignment	10,218	10,687	20,267	21,519
Product	13,555	5,140	25,973	10,270
Total cost of revenue	23,773	15,827	46,240	31,789
Gross profit	52,648	44,132	102,876	83,850
Operating expenses:
Operations, product and technology	43,961	31,062	83,122	59,374
Marketing	19,640	15,957	36,618	31,403
Sales, general and administrative	17,380	10,999	32,044	21,637
Total operating expenses	80,981	58,018	151,784	112,414
Operating loss	(28,333)	(13,886)	(48,908)	(28,564)
Interest expense	(238)	(573)	(661)	(1,132)
Other income (expense), net	181	93	484	(814)
Loss before provision for income taxes	(28,390)	(14,366)	(49,085)	(30,510)
Provision for income taxes	9	13	22	40
Net loss	$(28,399)	$(14,379)	$(49,107)	$(30,550)
Net loss per share, basic and diluted	$(0.29)	$(0.15)	$(0.50)	$(0.54)
Weighted-average shares used in computing net loss per share, basic and diluted	99,331	94,435	98,979	56,777

ThredUp Inc.
Condensed Consolidated Statements of Comprehensive Loss
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(in thousands)
Net loss	$(28,399)	$(14,379)	$(49,107)	$(30,550)
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(2,333)	—	(3,041)	—
Unrealized loss on available-for-sale debt securities	(254)	(36)	(1,256)	(36)
Total comprehensive loss	$(30,986)	$(14,415)	$(53,404)	$(30,586)

ThredUp Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended
	June 30,
	2022	2021
	(in thousands)
Cash flows from operating activities:
Net loss	$(49,107)	$(30,550)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,678	3,899
Stock-based compensation expense	13,581	6,394
Reduction in the carrying amount of right-of-use assets	2,905	2,384
Changes in fair value of convertible preferred stock warrants and others	1,138	1,179
Changes in operating assets and liabilities:
Accounts receivable, net	682	278
Inventory, net	(4,703)	(843)
Other current and non-current assets	(4,799)	(3,364)
Accounts payable	1,954	2,716
Accrued and other current liabilities	749	8,171
Seller payable	3,465	2,985
Operating lease liabilities	2,602	(2,343)
Other non-current liabilities	20	4
Net cash used in operating activities	(24,835)	(9,090)
Cash flows from investing activities:
Purchase of marketable securities	(3,475)	(57,418)
Maturities of marketable securities	26,294	—
Purchase of property and equipment	(27,583)	(8,999)
Net cash used in investing activities	(4,764)	(66,417)
Cash flows from financing activities:
Proceeds from debt issuance	—	4,625
Repayment of debt	(4,000)	—
Proceeds from issuance of Class A common stock, net of underwriting discounts and commissions	—	180,284
Proceeds from stock issued under incentive and purchase plans, net of forfeitures	1,668	2,805
Payment of costs for the initial public offering	—	(3,633)
Net cash provided by (used in) financing activities	(2,332)	184,081
Effect of exchange rate changes on cash and cash equivalents	(521)	—
Net (decrease) increase in cash, cash equivalents and restricted cash	(32,452)	108,574
Cash, cash equivalents and restricted cash:
Beginning of period	91,840	67,539
End of period	$59,388	$176,113

ThredUp Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(in thousands)
Adjusted EBITDA Reconciliation:
GAAP net loss	$(28,399)	$(14,379)	$(49,107)	$(30,550)
Depreciation and amortization	3,407	1,861	6,678	3,899
Stock-based compensation expense	10,058	2,896	13,581	6,394
Interest expense	238	573	661	1,132
Acquisition-related expenses	70	—	274	—
Restructuring charges	1,076	—	1,387	—
Change in fair value of convertible preferred stock warrant liability	—	—	—	930
Provision for income taxes	9	13	22	40
Non-GAAP Adjusted EBITDA	$(13,541)	$(9,036)	$(26,504)	$(18,155)
Adjusted EBITDA margin %	(17.7)%	(15.1)%	(17.8)%	(15.7)%

Investors
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Media
media@thredup.com
About thredUP
thredUP is transforming resale with technology and a mission to inspire a new generation of consumers to think secondhand first. By making it easy to buy and sell secondhand, thredUP has become one of the world's largest online resale platforms for women's and kids' apparel, shoes and accessories. Sellers love thredUP because we make it easy to clean out their closets and unlock value for themselves or for the charity of their choice while doing good for the planet. Buyers love shopping value, premium and luxury brands all in one place, at up to 90% off estimated retail price. Our proprietary operating platform is the foundation for our managed marketplace and consists of distributed processing infrastructure, proprietary software and systems and data science expertise. With thredUP’s Resale-as-a-ServiceⓇ (“RaaSⓇ”), some of the world's leading brands and retailers are leveraging our platform to deliver customizable, scalable resale experiences to their customers. thredUP has processed over 125 million unique secondhand items from 35,000 brands across 100 categories. By extending the life cycle of clothing, thredUP is changing the way consumers shop and ushering in a more sustainable future for the fashion industry.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, guidance on financial results for the third quarter and full year of 2022; statements about future operating results and our long term growth; the momentum of our business; the growth rates in the markets in which we compete; the impact of the COVID-19 pandemic and inflation on consumer behavior and our business; our investments in technology and infrastructure; our ability to successfully integrate and realize the benefits of our past or future strategic acquisitions, investments or restructuring activities; the success of our RaaSⓇ model and the timing and plans for future RaaSⓇ clients; and our ability to attract new Active Buyers.
The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our Quarterly Report on Form 10-Q that will be filed following this earnings release. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing thredUP’s views as of any date subsequent to the date of this press release.

Additional information regarding these and other factors that could affect thredUP's results is included in thredUP’s SEC filings, which may be obtained by visiting our Investor Relations website at ir.thredup.com or the SEC's website at www.sec.gov.
Operating Metrics
An Active Buyer is a thredUP buyer who has made at least one purchase in the last twelve months. A thredUP buyer is a customer who has created an account in our marketplace. A thredUP buyer is identified by a unique email address and a single person could have multiple thredUP accounts and count as multiple Active Buyers.
Orders are defined as the total number of orders placed by buyers across our marketplace, including through our RaaSⓇ partners, in a given period, net of cancellations.
Non-GAAP Financial Measures
This press release and the accompanying tables contain non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP measures, are useful in evaluating our operating performance. We use Adjusted EBITDA and Adjusted EBITDA margin to evaluate and assess our operating performance and the operating leverage in our business, and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA margin, when taken collectively with our GAAP results, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. Adjusted EBITDA and Adjusted EBITDA margin is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP and may be different from a similarly-titled non-GAAP measure used by other companies.
A reconciliation is provided above for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. We calculate Adjusted EBITDA as net loss adjusted to exclude, where applicable in a given period, depreciation and amortization, stock-based compensation expense, interest expense, acquisition-related expenses, restructuring charges, change in fair value of convertible preferred stock warrant liability and provision for income taxes.
Investors are encouraged to review our results determined in accordance with GAAP and the reconciliation of Adjusted EBITDA to net loss. thredUP is not providing a quantitative reconciliation of forward-looking guidance of Adjusted EBITDA to net loss because certain items are out of thredUP’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, depreciation and amortization, stock-based compensation expense, change in fair value of convertible preferred stock warrant liability and provision for income taxes. Accordingly, a reconciliation for Adjusted EBITDA in order to calculate forward-looking Adjusted EBITDA margin is not available without unreasonable effort. However, for the third quarter of 2022 and full year 2022, depreciation and amortization is expected to be $3.9 million and $14.9 million, respectively. In addition, for the third quarter of 2022 and full year 2022, stock-based compensation expense is expected to be $7.7 million and $28.9 million, respectively. These items are uncertain, depend on various factors, and could result in projected net loss being materially less than is indicated by the currently estimated Adjusted EBITDA margin.